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                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Novadigm, Inc.:

As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated April 28, 1999. It should be noted that we have not audited any financial statements of the company subsequent to March
31, 1999 or performed any audit procedures subsequent to the date of our report.



                                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey
June 28, 1999